SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14c of the Securities Exchange Act of 1934

Check for appropriate box:
☐    Preliminary Information Statement
☐ Confidential, for Use of Commission Only (as permitted by Rule 14c-5(d)(2))
☒    Definitive Information Statement

Boomerang Systems, Inc.

(Name of Registrant As Specified In Charter)

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1)           Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share

2)           Aggregate number of securities to which transaction applies:

91,879,425 shares of Common Stock

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:  N/A

4)           Proposed maximum aggregate value of transaction:  N/A

5)           Total Fee paid:  N/A

☐           Fee paid previously with preliminary materials.

☐              Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)              Form, Schedule or Registration Statement No.:
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4)              Date Filed:

Boomerang Systems, Inc.
355 Madison Avenue
Morristown, NJ  07960

information statement

Pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C Thereunder

We are not asking you for a Proxy and you are requested not to send us a Proxy introduction

This notice and information statement (the “Information Statement”) was mailed on or about January 4, 2010 to our stockholders of record as of December 21, 2009 pursuant to Section 14C of the Exchange Act of 1934, as amended, to inform our stockholders that the holders of a majority of our outstanding shares of Common Stock executed written consents dated December 21, 2009 (the “Consents”) providing for an amendment (the “Amendment”) to our Certificate of Incorporation, as amended (our “Certificate of Incorporation”) increasing the number of shares of Common Stock we are authorized to issue from 100,000,000 shares to 200,000,000 shares.

This notice and the information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”).

Our Board of Directors has unanimously approved the Amendment and holders of a majority of our issued and outstanding shares of Common Stock have signed the Consent.  Accordingly, your approval is not required and is not being sought.

The solicitation relating to the Consent was made by us and the expenses of such solicitation were borne by us.  As of December 21, 2009, we had 91,879,425 shares of Common Stock issued and outstanding.  Each share of Common Stock was entitled to one vote by written consent.

Please read this notice carefully.  It describes, among other things, certain information concerning the Amendment.  The Amendment is attached to this Information Statement as Exhibit A.

Our principal executive office is located at 355 Madison Avenue, Morristown, New Jersey 07960.

Important Notice Regarding the Availability of Information Statement for Corporate
Action By Written Consent to be Taken no Earlier
Than on January 24, 2010

The Information Statement is available at
www.boomerangsystems.com/InvestorsInfo/14C/.

This is Not a Notice of a Meeting of Stockholders and No Stockholders’ Meeting Will Be Held to Consider Any Matter Described Herein

Boomerang Systems, Inc.
355 Madison Avenue
Morristown, New Jersey 07960

Information Statement
Pursuant to Section 14 of the Securities Exchange Act of 1934
And Regulation 14C and Schedule 14C Thereunder

To Our Stockholders:

notice is hereby given that the following action was taken pursuant to the Consent to amend our Certificate of Incorporation to increase the number of shares of Common Stock we are authorized to issue from 100,000,000 shares to 200,000,000 shares to be effective as of the filing of the amendment to our Certificate of Incorporation with the Delaware Secretary of State.

Stockholders of record as of December 21, 2009, the date the holders of a majority of our issued and outstanding shares of Common Stock sufficient to amend our Certificate of Incorporation signed the Consents, are entitled to Notice of the foregoing.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written Notice to stockholders pursuant to Section 228(e) of the DGCL.

this is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider any matter described herein.

By order of the Board of Directors

/s/ Christopher Mulvihill
President

January 4, 2010

Table of Contents

the amendment to our certificate of incorporation

background

Commencing in May, 2009 through December 14, 2009, we issued and sold in a private offering of our securities an aggregate of 58,608,997 shares of Common Stock at a price of $0.10 per share.  The shares were sold in three tranches.  The offer and sale of the shares was made in a transaction exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) and Regulation D.  Pursuant to agreements entered into in December, 2009, we issued an aggregate of 16,780,065 shares in exchange for an aggregate of $1,450,000 principal amount of our 12% Promissory Notes and $228,006 of accrued interest on the Notes issued in 2008.  The shares were issued as exempt securities under Section 3(a)(9) of the Securities Act.  Accordingly, since May, 2009 through December 14, 2009, we have issued an aggregate of 75,389,062 shares of our Common Stock
In May 2009, before these transactions commenced, we had 16,490,363 shares of Common Stock outstanding.  As of December 21, 2009, we had 91,879,425 shares outstanding.  In addition, in May, 2009, we had 4,057,686 warrants and options outstanding and as of December 21, 2009, we had 9,880,227 warrants and options outstanding,including a warrant to purchase 1,766,020 shares not exercisable until the Amendment to the Certificate of Incorporation is filed with the State of Delaware.
As a result of the foregoing, our Board of Directors has determined that it is in our best interests to increase the number of shares we are authorized to issue to 200,000,000 shares.
The Consents provide the necessary corporate authorization under Delaware law to enable the filing and effectiveness of such an amendment.  After the filing of the Amendment, it will provide for approximately 101,759,652 additional shares of Common Stock to be available for other corporate purposes in addition to the shares currently outstanding and reserved for issuance.  We have no present intention to issue such additional shares at this time.

This Information Statement does not constitute an offer of any of our securities for sale.

our current business activities.

We are engaged in the design, development, marketing and sale of automated racking and retrieval systems for automobile parking, automated racking and retrieval systems for self-storage units, robotic systems for automobile parking and robotic systems for self-storage systems.  All the systems we have built or are engaged in building to date are considered by management to be pilot demonstration systems.  Substantially all development work has been completed to enable the marketing and sale of systems based on the pilot systems.  We remain in the inception stage of our operations and have realized limited revenues from sales of these facilities.
Our existing parking and self-storage system structures are configured as automated racking and retrieval systems designed to enable a motorized trolley or shuttle to quickly transport an automobile or storage container from a central receiving and delivery point within the facility to a pre-determined stall where the automobile is parked or the container is stored.

Storage facilities are designed to be capable of handling containers in sizes of 8 by 12 feet up to 8 by 20 feet with one or more doors enabling the storage containers to be subdivided into separate storage unit sizes as small as 8 by 3 feet.
Automobiles are stored and retrieved in substantially the same manner as storage containers.  Automobiles can be transported to a given pre-determined parking stall by the trolley or shuttle accessing the automobile and transporting it from the central receiving point through the central aisle and off-loading it into the pre-determined parking stall on any one of the several levels.
The systems can be integrated into an existing building structure or erected as a free-standing building to which steel siding and a steel roof or other exterior treatments may be affixed for aesthetic or weather protection purposes.  The free-standing building containing the vertical and horizontal racking is able to be erected to virtually any horizontal length and vertically up to as many levels high as is economically feasible.
The automated parking facilities are marketed by personnel employed by us, as well as pursuant to distribution agreements into which we may enter into.
We manufacture the steel components for the structures, containers and platforms from raw materials supplied by local Utah suppliers.  We also obtain the electrical and other control components from local suppliers.  The structural materials and other system components are configured by us into sub-assemblies and the materials are then shipped by us to the customer ready to be assembled under our supervision.

increase in number of shares of common stock we are authorized to issue

The Amendment has the effect of increasing the number of shares of Common Stock, $0.001 par value, we are authorized to issue from 100,000,000 shares to 200,000,000 shares.  The form of the amendment respecting the increase in the number of shares of Common Stock authorized is set forth in Exhibit A.  As of December 21, 2009, we had 91,879,425 shares outstanding and we had 9,880,227 warrants and options outstanding, inclusive of a Warrant to purchase 1,766,020 shares at such time as the Amendment is filed.

We are currently authorized to issue 100,000,000 shares of Common Stock.  Our Board of Directors believes that an increase in the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares is in our Company’s best interests to provide us with additional authorized but un-issued shares which could be utilized in future capital raising transactions, for future acquisitions or mergers or to otherwise carry out our business objectives.

We currently have 66,667 shares of Common Stock reserved for the grant of options in the future under our 2004 Stock Incentive Plan.  We expect that in the future we may seek approval from our stockholders to increase this number of shares reserved under our 2004 Stock Incentive Plan.

The increase in the authorized shares of Common Stock will not reduce or otherwise affect our outstanding shares or the shares reserved for issuance on exercise of outstanding warrants or options.

Our Board of Directors will have the authority to issue our authorized but un-issued and unreserved shares of Common Stock without further stockholder approval, subject to compliance with the rules of any stock exchange on which our shares of Common Stock may be listed at the time and other requirements of law.

We do not, at this time, have any specific plans, proposals or arrangements to issue any of our authorized but un-issued shares of common stock for any purpose, including future acquisitions and/or financings.

The amendment will become effective on the date that a certificate of amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

market for common equity and related stockholder matters

Our Common Stock is quoted on the OTC “pink sheets” under the symbol BMER.  The following table sets fourth the quarterly high and low sales price as quoted and traded on the OTC Bulletin Board during the period commencing before July 1, 2007 through June 18, 2008 and as appearing in the “pink sheets” for each of our fiscal quarters during the period July 18, 2008 through December 17, 2009.

	Bid Prices
2007	High	Low

Third Quarter	$0.05	$0.03
Fourth Quarter	$0.09	$0.03

	Bid Prices
2008	High	Low

First Quarter	$1.10	$0.55
Second Quarter	$1.30	$1.01
Third Quarter	$1.50	$0.27
Fourth Quarter	$0.28	$0.27

	Bid Prices
2009	High	Low

First Quarter	$0.28	$0.27
Second Quarter	$0.27	$0.26
Third Quarter	$0.81	$0.26
Fourth Quarter (through December 17)	$0.81	$0.28
As adjusted for a one-for-fifteen reverse stock split effective February 6, 2008.

Our shares of Common Stock were quoted and traded on the OTC Bulletin Board during the period commencing before October 1, 2006 through June 18, 2008 at which time they were removed from quotation on that market.  Subject to meeting the requirements for such trading activity, we are seeking to have our shares again traded on the OTC Bulletin Board.  There can be no assurance that we will meet the requirements to have our shares quoted on the OTC Bulletin Board .

The above quotations represent prices between dealers and do not include retail mark-ups, mark-downs or commissions. They do not necessarily represent actual transactions.

As of December 21, 2009 the number of record holders our Common Stock was 206.  We have never paid a cash dividend on our Common Stock and anticipated capital requirements make it unlikely that any cash dividends will be paid on the Common Stock in the foreseeable future.

Given the relatively minimal public float and trading activity in our securities, there is little likelihood of any active and liquid public trading market developing on the OTC “pink sheets” for our shares. If such a market does develop, the price of the shares may be volatile. Since the shares do not qualify to trade on any national securities exchange, if they do actually trade, the only market currently available will continue to be in the "pink sheets". It is possible that no active public market with significant liquidity will ever develop. Thus, investors run the risk that investors may never be able to sell their shares.

security ownership of certain beneficial owners and management

The following table sets forth, as of December 21, 2009, information with respect to each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to us to be the beneficial owner of more than five (5) percent of our Common Stock as well as the number of shares of Common Stock beneficially owned by all of our Directors, each of our named executive officers, and all our Directors and executive officers as a group.  The percentages have been calculated on the basis of treating as outstanding for a particular holder, all shares of our Common Stock outstanding on said date and all shares issuable to such holder in the event of exercise of outstanding options owned by such holder at said date.  As of December 21, 2009, we had 91,879,425 shares of Common Stock outstanding.

Name of Beneficial Owner(1)(2)	Number of Shares Beneficially Owned		Percentage of Outstanding Common Stock

Stanley J. Checketts	6,666,667	(3)	7.3%

Christopher Mulvihill	6,899,999	(4)	7.5%

Joseph R. Bellantoni	367,271	(5)	*

Amichaim Abramson	350,000	(6)	*

Guy Jardine	200,000	(7)	*

Maureen Cowell	150,667	(8)	*

Name of Beneficial Owner(1)(2)	Number of Shares Beneficially Owned		Percentage of Outstanding Common Stock

Paul J. Donahue	31,667	(9)	*

Steven Rockefeller, Jr.	0	(10)	*

All Directors and Executive Officers as a Group (7 persons)	14,666,270		14.8%

Certain Stockholders

Gail Mulvihill	21,265,757	(11)	23.1%

Burton I. Koffman	13,681,162	(12)	14.5%

Venturetek, LP	11,558,368	(13)	12.3%

* Less than 1%
(1)
This tabular information is intended to conform with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities.  Unless otherwise indicated, the tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option.

(2)	Unless otherwise indicated, the address for each of the above is c/o Boomerang Systems, Inc., 355 Madison Avenue, Morristown, New Jersey 07960.
(3)	Includes 6,666,666 shares held by Stan Checketts Properties, L.C. Stanley J. Checketts is the natural person who exercises voting and investment control over the shares.
(4)	Includes shares held by Mr. Mulvihill of record and beneficially including shares of Great Delaware & American (400,000) of which Mr. Mulvihill exercises voting and investment control.
(5)
Includes 13,938 shares held by Mr. Bellantoni’s wife and 3,333 held by Mr. Bellantoni’s father as to which Mr. Bellantoni disclaims a beneficial interest as to both.  Also includes 350,000 shares issuable on exercise of an option at an exercise price of $0.90 per share.

(6)	This is 350,000 shares issuable on exercise of an option exercisable at $0.90 per share,
(7)
Includes 150,000 shares issuable on full vesting and exercise of an option exercisable at $0.90 per share, as to which the option is currently exercisable with respect to 112,500 shares..  The option became exercisable with respect to 25% of the shares on August 6, 2008 and became exercisable with respect to an additional 25% of the shares each succeeding six months thereafter.

(8)	This is 150,667 shares issuable on exercise of an option at $0.90 shares.
(9)	Includes 25,000 shares issuable on exercise of an option at an exercise price of $.90 per share.
(10)	Steven Rockefeller, Jr. was elected to the Board of Directors on December 29, 2009.
(11)
Includes 4,623,339 shares held by Gail Mulvihill of record and beneficially, 14,158,149  shares held of record by Lake Isle Corp. and 2,484,000 shares held of record by Sail Energy LLC ., as to both of which Mrs. Mulvihill exercises voting and investment control and may be deemed the beneficial owner.

(12)
Includes shares held by Mr. Koffman of record and beneficially, directly and indirectly, including, among other entities,  shares held by Public Loan Company (91,825 shares), The K-6 Family Limited Partnership (83,333 shares), Hardyston Associates (50,000 shares), Deerfield Place Associates (450,000 shares), 300 Plaza Drive Associates (400,000 shares), New Valu, Inc. (500,000 shares), and HSK Funding Inc. (9,929,385 shares) and includes five year warrants granted on various dates and expiring through September 2014 held by HSK Funding, Inc. to purchase 2,210,568 shares at a prices ranging from $0.69 to $1.25 as to all of which Mr. Koffman exercises voting and investment control and may be deemed the beneficial owner .

(13)	David Selengut is the natural person who exercises voting and investment control over the shares held by Venturetek, LP. Includes 1,878,982 in five year exercisable warrants.

description of capital stock

As of the date of this Information Statement, our authorized capital stock consists of 100,000,000 shares of Common Stock, $0.001 par value per share, and 1,000,000 shares of Preferred Stock, $0.01 par value per share.  Giving effect to the Amendment, our authorized capital stock will consist of 200,000,000 shares of Common Stock, $0.001 par value per share, and 1,000,000 shares of Preferred Stock, $0.01 par value per share.

The following is a summary of the material provisions of our capital stock.

Common Stock

Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because holders of Common Stock do not have cumulative voting rights, the holders of a majority of the shares of Common Stock can elect all of the members of the Board of Directors standing for election. The holders of Common Stock are entitled to receive dividends as may be declared by the Board of Directors. Upon our liquidation, dissolution or winding up, and subject to any prior rights of outstanding Preferred Stock, the holders of our Common Stock will be entitled to share pro rata in the distribution of all of our assets available for distribution to our stockholders after satisfaction of all of our liabilities and the payment of the liquidation preference of any Preferred Stock that may be outstanding. There are no redemption or sinking fund provisions applicable to our Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable. The holders of our Common Stock will have no preemptive or other subscription rights to purchase our Common Stock.

Preferred Stock

Upon adoption of the Amendments and the filing of the certificate of amendment with the Delaware Secretary of State, our Board of Directors will have the authority to issue up to 1,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions of the Preferred Stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking funds and other rights, preferences, privileges and restrictions applicable to each series and the number of shares constituting any series or the designation of the series, which may be senior to those of the Common Stock, without further vote or action by the stockholders. We have no present plans to issue any shares of Preferred Stock.

shareholder proposals for the 2010 annual meeting

Under SEC rules, stockholders intending to present a proposal at the Annual Meeting in 2010 and have it included in our proxy statement must submit the proposal in writing to Secretary, Boomerang Systems, Inc., 355 Madison Avenue, Morristown, New Jersey 07960.  We must receive the proposal no later than a reasonable time before the date of our meeting.

where you can find more information

Additional information about us is contained in our periodic and current reports filed with the U.S. Securities and Exchange Commission (the “Commission”).  These reports, their accompanying exhibits and other documents filed with the Commission, may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549.   Copies of such material may also be obtained from the Commission at prescribed rates.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission.  Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

By Order of the Board of Directors:

/s/  Christopher Mulvihill
  President
  January 4, 2010

exhibit a
amendment to the restated certificate of incorporation
of boomerang systems, inc.

RESOLVED, that Article Fourth of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

“FOURTH:  The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is Two Hundred One Million (201,000,000) shares, of which Two Hundred Million (200,000,000) shares, of a par value of $.001 per share, shall be designated “Common Stock”, and One Million (1,000,000) shares, of a par value of $.01 per share, shall be designated “Preferred Stock.”

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of the Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)           the distinctive designation and number of shares of that series;

(b)           the rate of dividends (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the Corporation;

(c)           the nature of the dividend payable with respect to shares of that series as cumulative, non-cumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

(d)           whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

(e)           the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the Corporation;

(f)            the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

(g)           whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(h)           the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights required by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

(i)            the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

(j)            any other repurchase obligations of the Corporation, subject to any limitations of applicable law; and

(k)           any other designations, powers, preferences, rights, qualifications, limitations or restrictions of shares of that series.

Any of the designations, powers, preferences, rights, qualifications, limitations or restrictions of any series of Preferred Stock may be dependent on facts ascertainable outside this Certificate of Incorporation, or outside the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Certificate of Incorporation.  Except as applicable law or this Certificate of Incorporation otherwise may require, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or any class of capital stock of the Corporation.

The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Article FOURTH, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the relative powers, preferences and rights of such series.”